Exhibit 10.2

SERVICES AGREEMENT

Between

KINDER MORGAN CANADA INC.

- and -

KINDER MORGAN CANADA LIMITED

- and -

KINDER MORGAN CANADA GP INC.

- and -

KINDER MORGAN CANADA LIMITED PARTNERSHIP

Dated as of May 30, 2017

i

SERVICES AGREEMENT

THIS AGREEMENT is made as of the 30th day of May, 2017

BETWEEN:

KINDER MORGAN CANADA INC., a corporation existing under the laws of the Province of Alberta (“KMCI”)

- and -

KINDER MORGAN CANADA LIMITED, a corporation existing under the laws of the Province of Alberta (the “Company”)

- and -

KINDER MORGAN CANADA GP INC., a corporation existing under the laws of the Province of Alberta (the “General Partner”)

- and -

KINDER MORGAN CANADA LIMITED PARTNERSHIP, a limited partnership existing under the laws of the Province of Alberta (the “Limited Partnership”)

WHEREAS the Company, the General Partner and the Limited Partnership have requested that KMCI provide Services to the KM Canada Group (each as defined herein);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the Parties), the Parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1                               Definitions

As used herein, the following terms shall have the meanings set forth below:

(a)                                 “Act” means the Business Corporations Act (Alberta);

(b)                                 “Affiliate” has the meaning assigned thereto in the Securities Act (Alberta); and for greater certainty, provided the foregoing requirements are satisfied, except to the extent expressly provided otherwise herein, any member of the KM Canada Group may be an Affiliate of KMI or other member of the KMI Group;

(c)                                  “Agreement” means this services agreement made as of the Effective Date, as amended, restated or modified from time to time in accordance with its terms;

(d)                                 “Applicable Laws” means all laws, rules, regulations, codes, policies, statutes, ordinances and orders, in effect from time to time, of all Governmental Authorities having jurisdiction with respect to the KM Canada Group;

(e)                                  “Board” means the board of directors of the Company, as constituted from time to time;

(f)                                   “Business Day” means any day, other than a Saturday, Sunday or a day on which the principal chartered banks located at Calgary, Alberta are not open for business;

(g)                                  “Control” means as follows: a Person (first person) is considered to Control another Person (second person) if (i) the first person beneficially owns, or controls or directs, directly or indirectly, securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation; (ii) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership; or (iii) the second person is a limited partnership and the first person (A) is the general partner of the limited partnership or (B) beneficially owns, or controls or directs, directly or indirectly, securities of the general partner of the limited partnership carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the general partner of the limited partnership;

(h)                                 “Cooperation Agreement” means the cooperation agreement dated May 30, 2017 among the Company, the General Partner, the Limited Partnership, Kinder Morgan Canada Company, KM Canada Terminals ULC and KMI (for the purposes of certain provisions only), as amended, restated or modified from time to time;

(i)                                     “Effective Date” means May 30, 2017;

(j)                                    “Governmental Authority” means any stock exchange or any court, tribunal or judicial or arbitral body or other governmental department, regulatory agency or body, commission, board, bureau, agency, or instrumentality of Canada, or of any state, province, territory, county, municipality, city, town or other political jurisdiction whether domestic or foreign and whether now or in the future constituted or existing;

(k)                                 “Income Tax Act” means the Income Tax Act (Canada), R.S.C. 1985, Chapter 1 (5th Supplement);

(l)                                     “Independent Director” means a director of the Company who is independent of, and has no material relationship with, any member of the KMI Group, and who is also “independent” within the meaning ascribed to such term in NI 52-110, as it applies to the Company;

(m)                             “KM Canada Costs” has the meaning ascribed thereto in Section 3.1 hereof;

(n)                                 “KM Canada Group” means the Company, the General Partner and the Limited Partnership and each Person that the Company, the General Partner or the Limited Partnership directly or indirectly Controls from time to time;

(o)                                 “KM Canada Parties” means, collectively, the Company, the General Partner and the Limited Partnership;

(p)                                 “KMI” means Kinder Morgan, Inc.;

(q)                                 “KMI Group” means KMI and each Person that KMI directly or indirectly controls, other than any member of the KM Canada Group;

(r)                                    “KMI Group Costs” has the meaning set forth in Section 3.2;

(s)                                   “NI 52-110” means National Instrument 52-110 — Audit Committees of the Canadian securities regulatory authorities, as amended or replaced from time to time;

(t)                                    “Parties” means, collectively, KMCI, the Company, the General Partner and the Limited Partnership, and their respective successors and permitted assigns, and “Party” means any one of them;

(u)                                 “Permitted Activities” has the meaning ascribed thereto in subsection 4.2(a);

(v)                                 “Person” means any individual, partnership, limited partnership, limited or unlimited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal personal representative or Governmental Authority however designated or constituted;

(w)                               “Services” has the meaning ascribed thereto in Section 2.2;

(x)                                 “Services Costs” has the meaning ascribed thereto in Section 3.2;

(y)                                 “Shareholders” means the holders, from time to time, of Shares;

(z)                                  “Shares” means the restricted voting shares in the capital of the Company;

(aa)                          “Third Party” means a Person that is not a member of the KMI Group or a member of the KM Canada Group; and

(bb)                          “U.S. GAAP” has the meaning ascribed thereto in Section 1.4.

1.2                               Headings for Reference Only

The division of this Agreement into Articles, Sections, subsections, paragraphs and subparagraphs, the provision of a Table of Contents, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3                               Construction and Interpretation

The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favouring or disfavouring any Party because of the authorship of any provision of this Agreement.

Words importing the singular number only shall include the plural and vice versa. Words importing gender shall include all genders. If a word is defined in this Agreement, a grammatical derivative of that word will have a corresponding meaning. Where the word “including” or “includes” is used in this Agreement it means “including without limitation” or “includes without limitation”, respectively. Any reference to any document shall include a reference to any schedule, amendment or supplement thereto or any agreement in replacement thereof, all as permitted under such document.

A reference herein to any statute includes every regulation (and other similar ancillary instrument having the force of law) made pursuant thereto, all amendments to the statute or to any such regulation (or other similar ancillary instrument) in force from time to time, and any statute or regulation (or other similar ancillary instrument) which supplements or supersedes such statute or regulation (or other similar ancillary instrument); and a reference to any section or provision of a statute includes all amendments to such section or provision, as made from time to time, and all sections or provisions which supplement or supersede such section or provision referred to herein.

The terms “hereof’, “herein”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto.

1.4                               Accounting Principles

Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be to generally accepted accounting principles in the United States that the U.S. Securities and Exchange Commission has identified as having substantial authoritative support, as supplemented by Regulation S-X under the U.S. Securities Exchange Act of 1934, as amended from time to time, or “U.S. GAAP”, applicable as at the date on which such calculation is made or required to be made. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any document, such determination or calculation shall, to the extent applicable, be made in accordance with U.S. GAAP applied on a consistent basis.  Notwithstanding the foregoing, to the extent the Company is not permitted to prepare and file its financial statements with the Canadian securities regulatory authorities in accordance with U.S. GAAP, the above references to “U.S. GAAP” shall be deemed to be the generally accepted accounting principles framework then applicable to the Company for the purposes of such filings.

1.5                               Date for Any Action

If any date on which any action is required to be taken hereunder by any of the Parties is not a Business Day, such action is required to be taken on the next succeeding day which is a Business Day.

ARTICLE 2
SERVICES AND POWERS

2.1                               Appointment of KMCI

The KM Canada Parties hereby appoint KMCI, and KMCI hereby accepts the appointment to undertake on behalf of the KM Canada Parties, subject to and in accordance with the terms, conditions and limitations herein contained (including those set forth in Section 2.4), those aspects of the operation and administration of the KM Canada Group as more particularly set forth in Section 2.2 below.  Subject to and in accordance with the terms and conditions herein contained (including those set forth in Section 2.4), KMCI may, on its own initiative or at the request of another member of the KM Canada Group, request support and/or assistance from any of its Affiliates (which for greater certainty may include any other member of the KM Canada Group or any member of the KMI Group), in performing Services, or engage a Third Party (by subcontract, separate contract or otherwise) to perform Services.

2.2                               Services

KMCI shall provide or procure from Third Parties all operational and administrative services as may be required or advisable, from time to time, in order to manage the business and affairs of the KM Canada Group (the “Services”).  All Services provided hereunder shall be subject to the oversight and policies of the executive officers of the Company and the Board and may be terminated upon written request of the Company.  Services provided hereunder shall include:

(a)                                 preparing, or causing to be prepared, the annual audited and interim unaudited reviewed financial statements of the Company, as well as relevant tax information, which are to be made available to Shareholders;

(b)                                 preparing or causing to be prepared any annual budgets and other financial analyses and reports, which may include monthly management review packages, weekly forecasts, and weekly analyses of actual results against budget and prior week forecasts;

(c)                                  if and to the extent required under Applicable Laws or by any agreement involving a member of the KM Canada Group, preparing or causing to be prepared, annual audited or unaudited and interim unaudited financial statements of other members of the KM Canada Group, and designing and implementing appropriate disclosure control and procedures, and internal control over financial reporting, as well as relevant tax information;

(d)                                 providing administration services for and on behalf of the KM Canada Group, including accounting, bookkeeping and reporting, preparation and filing of quarterly and annual reports, notices, financial reports and tax information relating to a member of the KM Canada Group, in each case as required under Applicable Laws or any agreement involving a member of the KM Canada Group;

(e)                                  arranging for the opening, operating and closing of bank accounts and making other similar credit, deposit and banking arrangements and negotiating banking, financing or hedging contracts and agreements;

(f)                                   advising on, implementing and/or making investment decisions on behalf of the KM Canada Group;

(g)                                  preparing all income tax, Canadian sales tax and property tax returns and filings of the members of the KM Canada Group and arranging for their filing within the time required by applicable tax law;

(h)                                 assisting the KM Canada Group to comply with all Applicable Laws, including without limitation, securities legislation and related regulation;

(i)                                     assisting in the development, implementation and monitoring of operational plans for the KM Canada Group;

(j)                                    assisting the Company with the calling and holding of all annual and/or special meetings of Shareholders or other securityholders in accordance with Applicable Laws, and preparing and arranging for the distribution of all materials (including notices of meetings and information circulars) in respect thereof;

(k)                                 assisting with preparation, planning and coordination of meetings and actions by written consent of the Board, the directors of the General Partner and the directors or securityholders of other members of the KM Canada Group;

(l)                                     undertaking and performing all acts, duties and responsibilities in connection with acquiring or disposing of assets and property, for and on behalf of the KM Canada Group, of whatsoever nature or kind;

(m)                             undertaking and performing all acts, duties and responsibilities as considered necessary or desirable for the purpose of any debt or equity financing for and on behalf of the KM Canada Group;

(n)                                 assisting the Company and the General Partner in the implementation of any dividend or distribution reinvestment plans, share purchase plans, and incentive and other compensation plans as may be authorized by the Board and the board of directors of the General Partner, as applicable, from time to time, and to attend to all matters in connection with the operation of such plans;

(o)                                 providing information technology services and making available all information technology equipment as may be reasonably necessary to provide the Services;

(p)                                 providing office space, equipment and personnel as may be reasonably necessary;

(q)                                 providing human resources administration, including payroll compliance, benefits administration, recruiting and training and employee development;

(r)                                    managing litigation and other legal services furnished by counsel and providing advice and recommendations with respect thereto;

(s)                                   arranging such audit, legal, insurance and other Third Party professional or non-professional services as are required;

(t)                                    administering contracts, including any existing operating agreements, to which any member of the KM Canada Group is a party; causing the KM Canada Group to perform and satisfy their contractual obligations and enforce their contractual rights;

(u)                                 providing operational, management and maintenance services;

(v)                                 providing procurement and logistical services;

(w)                               providing engineering, technical and evaluation services;

(x)                                 providing environment, health and safety services;

(y)                                 providing appropriate training of personnel and the provision of necessary equipment and services;

(z)                                  obtaining and maintaining all material permits, authorities and consents required for the conduct of business by the KM Canada Group; and

(aa)                          generally providing all other services as may be necessary, or as requested by the KM Canada Group, for the management, administration and operation of the KM Canada Group or any member thereof.

Subject to the limitation set forth in Section 2.4, upon the request of KMCI, the KM Canada Parties shall notify such parties as requested by KMCI of this Agreement, and the KM Canada Parties shall execute (or cause the applicable member of the KM Canada Group to execute) all directions and other instruments as may be necessary to evidence, document or otherwise give effect to matters set forth in this Agreement.

2.3                               Power and Authority of KMCI

Subject to and in accordance with the terms, conditions and limitations herein contained (including Section 2.4), KMCI is hereby granted by the KM Canada Parties full and absolute right, power and authority to provide, or cause to be provided, for and on behalf of the KM Canada Parties and the other members of the KM Canada Group, all of the Services and to take and do, for and on behalf of the KM Canada Parties and the other members of the KM Canada Group, in connection with the provision of all such Services, all such actions and all such things which KMCI deems appropriate, in its sole discretion, in connection with the provision of such Services.

2.4                               Restrictions on Conduct of KMCI and its Affiliates

In the performance of the Services hereunder, KMCI shall not, and shall not permit, to the extent within its control, any of its Affiliates to:

(a)                                 execute any material contract, lease, license, agreement, document or other instrument for, on behalf of or in the name of, any of the Company, the General Partner or the Limited Partnership, unless authorized to do so by the Board or the board of directors of the General Partner, as applicable;

(b)                                 pay fees or expense reimbursement for the performance of the Services other than the amounts and expense reimbursement as contemplated pursuant to Article 3 hereof, unless the prior written approval of a majority of the Independent Directors is obtained; or

(c)                                  enter into or commit to any transaction which, in accordance with Applicable Laws, or pursuant to the requirements of any other written agreement between KMCI and a KM Canada Party or any of the other members of the KM Canada Group or any member of the KMI Group, as applicable, requires the approval of (i) the Shareholders, (ii) the Board or the board of directors of the General Partner, or (iii) a majority or all of the Independent Directors, in each case without first obtaining such approval.

ARTICLE 3
FEES AND PAYMENT OF EXPENSES

3.1                               KM Canada Costs

KMCI shall be paid or reimbursed by or on behalf of the applicable member of the KM Canada Group for the fair value of such applicable KM Canada Group member’s share of (a) all compensation, benefits, payroll taxes, and related employer costs and overhead incurred by KMCI , and (b) all out-of-pocket and Third Party fees, costs and expenses reasonably incurred by KMCI or in carrying out KMCI’s obligations and duties hereunder in connection with the provision and performance of the Services and KMCI’s other duties and obligations to be provided hereunder (hereinafter, “KM Canada Costs”). Any KM Canada Costs shall be invoiced and paid or reimbursed in accordance with Section 3.3.

3.2                               KMI Group Affiliate Costs

To the extent KMCI or another member of the KM Canada Group so requests and an Affiliate that is a member of the KMI Group provides support and/or assistance with any Services, such member of the KMI Group shall be reimbursed for the fair value thereof by or on behalf of the applicable member of KM Canada Group for such KM Canada Group member’s share of (a) all compensation, benefits, payroll taxes, and related employer costs and overhead incurred by such KMI Group member, and (b) all out-of-pocket and Third Party fees, costs and expenses reasonably incurred by the KMI Group member, in connection with providing such support and/or assistance (“KMI Group Costs” and collectively with KM Canada Costs, “Services Costs”). The reimbursement of KMI Group Costs is not intended to provide such KMI Group member with any financial gain or loss, unless otherwise required under Applicable Laws.  Any KMI Group Cost shall be invoiced and reimbursed in accordance with Section 3.3.

3.3                               Invoicing and Payment

Services Costs payable or reimbursable pursuant to Section 3.1 or Section 3.2 shall be invoiced on a monthly basis. KMCI or its Affiliate (with invoices delivered care of KMCI), as applicable, shall invoice the applicable members of the KM Canada Group (or any of them, as applicable), promptly following the end of each month for the Services Costs incurred during such month. Each invoice shall set out the amount of Services Costs then payable, together with any applicable goods and services tax. Each invoice shall provide reasonably sufficient detail pertaining to the composition of the Services Costs set forth therein. KMCI or its Affiliate, as applicable, shall furnish such additional detail as is requested by any KM Canada Group member, acting reasonably, and within the possession of KMCI or such Affiliate. Invoices shall be paid by or on behalf of the applicable KM Canada Party generally within 30 days of receipt.

3.4                               Payment of GST

Unless otherwise provided in this Agreement, all Services Costs expressed herein to be payable to KMCI and/or Affiliates of the KMI Group pursuant to this Agreement are exclusive of any applicable Canadian goods and services tax required to be paid thereon pursuant to the Excise Tax Act (Canada) (“GST”) and all GST payable is the responsibility and for the account of the applicable member of the KM Canada Group.  If KMCI and/or Affiliates of the KMI Group are required by law or by administration thereof to collect any applicable GST from the applicable member of the KM Canada Group, the applicable member of the KM Canada Group shall pay such GST to KMCI  and/or Affiliates of the KMI Group concurrent with the payment of the Services Costs payable pursuant to this Agreement, unless the applicable member of the KM Canada Group qualifies for an exemption from any such applicable GST, in which case the particular member of the KM Canada Group shall, in lieu of payment of such applicable GST to KMCI and/or Affiliates of the KMI Group, deliver to KMCI and/or Affiliates of the KMI Group, as applicable, such certificates, elections or other documents required by law or the administration thereof to substantiate and affect the exemption claimed by the applicable member of the KM Canada Group. Notwithstanding the foregoing, no interest shall accrue to a member of the KM Canada Group in respect of the failure to pay GST if the failure to pay GST is attributable to an action taken, or a failure to take an action, by KMCI.

3.5                               Failure to Pay When Due

Any amount payable or reimbursable by a KM Canada Party to KMCI or its Affiliates hereunder and which is not remitted to KMCI or its Affiliates when due shall remain due (whether on demand or otherwise) and interest will accrue on such overdue amounts (both before and after judgement), at a rate per annum equal to the prime rate or reference rate on commercial loans in Canada, as posted and charged by KMCI’s principal banker, plus 1% per annum from the date payment is due until the date payment is made.

ARTICLE 4
ACTIVITIES OF KMCI

4.1                               No Additional Duty

Except the Services contemplated in Section 2.2, no other obligation or duty (fiduciary or otherwise) in respect to KMCI or any of its Affiliates shall be implied as a result of this Agreement or any action taken or omitted to be taken hereunder.

4.2                               Other Activities

The Parties acknowledge and agree that:

(a)                                 subject to Section 4.3 of the Cooperation Agreement, any Affiliate of KMCI that is not a member of the KM Canada Group may be engaged in, or hereafter become engaged in, any business or activities whatsoever (the “Permitted Activities”), and such Permitted Activities may be in competition or conflict with the business carried on by, and/or the interests of, the KM Canada Group and, for further certainty, may include (i) the provision of services, to any Persons whomsoever which are the same as or similar to the Services, (ii) engaging in the business of or pertaining to, and/or the direct and indirect ownership, management, operation or lease of, assets and property in connection with energy infrastructure and terminals (and all activities related thereto), (iii) acquiring and otherwise dealing with investments and other direct or indirect rights in Persons involved in the business of or pertaining to energy infrastructure and terminals, and (iv) engaging in all activities ancillary or incidental to any of the foregoing; and the KM Canada Parties hereby expressly consent to the conduct of any and all such Permitted Activities by an Affiliate of KMCI that is not a member of the KM Canada Group, and agrees that, subject to Section 4.3 of the Cooperation Agreement, nothing herein or in the Cooperation

Agreement shall prevent any member of the KMI Group, or any of their respective officers, directors, or employees, from having business interests or from engaging in any business activities whatsoever even though such business interests or activities may be similar to or competitive with the interests or activities of any member of the KM Canada Group, or from rendering services to any other Person even though such Person may have investment or business interests similar to, or competitive with, those of a member of the KM Canada Group; and

(b)                                 Subject to 4.3 of the Cooperation Agreement, nothing contained in this Agreement or the Cooperation Agreement shall prohibit or restrain, or be construed as prohibiting or restraining, any member of the KMI Group from continuing to carry-on, be engaged in, and develop any business or activity whatsoever where same is being carried on, engaged in, or developed as at the Effective Date, irrespective of whether or not such business or activity may be otherwise prohibited or limited by this Section 4.2.

ARTICLE 5
TERM

5.1                               Term

This Agreement shall become effective as of the Effective Date and shall continue in full force and effect until it is terminated by mutual agreement of the Parties in writing.

5.2                               Survival

Notwithstanding any termination of this Agreement, any obligation or liability of the Parties which arises pursuant to the terms hereof and which occurred or is attributable to the period prior to the termination of this Agreement shall survive such termination, including, for further certainty, all payment obligations of the KM Canada Parties in respect of amounts accrued to and in favour of KMCI or any Affiliate hereunder, provided that the subject matter of such claims relate to or arise out of events, conditions or circumstances which occurred or are attributable to the period prior to the termination of this Agreement.

ARTICLE 6
GENERAL MATTERS

6.1                               Further Assurances.

Each of the Parties hereto will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as any other Party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and will use reasonable commercial efforts to implement to their full extent the provisions of this Agreement.

6.2                               Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon any determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties to this Agreement will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

6.3                               No Partnership, Joint Venture or Trust

The Parties are not and shall not be deemed to be partners or joint venturers with one another and nothing herein shall be construed so as to impose any liability as such on any of them. The Parties agree that KMCI shall perform the Services as an independent contractor (with its duties and obligations as expressly provided herein) for and on behalf of the KM Canada Group, and it is acknowledged and agreed that only where KMCI undertakes execution of contracts or other instruments for and on behalf of the KM Canada Group (in accordance with Section 2.4(a)) may KMCI then be acting as an agent of the applicable member of the KM Canada Group. In no circumstances shall KMCI be, or be deemed to be, a fiduciary or trustee for any Person, whether or not a Party, in connection with the discharge by KMCI of such Services.

6.4                               Amendments

This Agreement shall not be amended or varied in its terms by oral agreement or by representations or otherwise except by instrument in writing executed by the duly authorized representatives of the Parties hereto or their respective successors or assigns.  In the case of an amendment that constitutes, or could reasonably be expected to constitute, a conflict of interest or potential conflict of interest between one or more members of the KMI Group, on the one hand, and one or more members of the KM Canada Group, on the other hand, subject to applicable laws, such amendment must be approved on behalf of the General Partner or the Company, as applicable, by both the Board or the board of directors of the General Partner, as applicable, as a whole, and the Independent Directors of the Company or the General Partner, as applicable.

6.5                               Non-Merger

Each Party hereby agrees that, except as specifically provided for herein, all provisions of this Agreement shall forever survive the execution and delivery of this Agreement and any and all documents delivered in connection herewith.

6.6                               Governing Law and Attornment

The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. Any legal actions or proceedings with respect to this Agreement shall be brought in the courts of the Province of Alberta. Each Party hereby attorns to and accepts the jurisdiction of such courts.

6.7                               Waivers

No waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, such waiver shall be limited to the specific breach waived.

6.8                               Time of Essence

Time shall be of the essence in respect of this Agreement.

6.9                               Entire Agreement

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and cancels and supersedes any prior understanding and agreements among the Parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory with respect to the subject matter hereof among the Parties, other than as expressly set forth in this Agreement.

6.10                        Enurement

This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

6.11                        Partnership Liability

Kinder Morgan Canada Limited Partnership is a limited partnership formed under the Partnership Act (Alberta).  A limited partner of Kinder Morgan Canada Limited Partnership is not liable for the obligations of Kinder Morgan Canada Limited Partnership except in respect of the value of money and other property the limited partner contributes or agrees to contribute to the limited partnership.

6.12                        Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.13                        Facsimile Execution

Execution and delivery of this Agreement may be effected by any Party by facsimile or other electronic transmission of the execution page hereof to the other Parties. A Party delivering this Agreement by facsimile or other electronic transmission shall thereafter forthwith deliver to each of the other Parties an original execution page hereof with its original execution located thereon; provided, however, that any failure by a Party to so deliver such original signature page shall not affect the validity or enforceability hereof by or against that Party.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement by their proper officers duly authorized in that behalf as of the day and year first above written.

KINDER MORGAN CANADA LIMITED		KINDER MORGAN CANADA INC.

Per:		Per:
	Scott Stoness		Melanie Blair
	Vice President, Finance and Corporate		Assistant Secretary
Secretary

Per:		Per:
	Dax A. Sanders		Scott Stoness
	Chief Financial Officer		Vice President, Finance and Corporate Secretary

KINDER MORGAN CANADA GP INC.

Per:
Steven J. Kean
Chief Executive Officer

Per:
Scott Stoness
Vice President, Finance and Corporate Secretary

KINDER MORGAN CANADA LIMITED PARTNERSHIP, by its General Partner, Kinder Morgan Canada GP Inc.

Per:
Steven J. Kean
Chief Executive Officer

Per:
Scott Stoness
Vice President, Finance and Corporate Secretary

[Signature Page to Services Agreement]